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                                                                    Exhibit 21.1

Subsidiaries of Pemstar Inc.:

Subsidiary                               Country of Incorporation
----------                               ------------------------
Pemstar de Mexico, S.A. de C.V.                   Mexico
Pemstar (Tianjin) Enterprise Co. Ltd.             China
Pemstar Luxembourg S.A.R.L.                       Luxembourg
Pemstar B.V.                                      Netherlands
Pemstar Netherland Holding B.V.                   Netherlands
Pemstar-Hongguan PTE Ltd.                         Singapore
Italade-Pemstar Ltd.                              Thailand